Exhibit 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE

Contact:
Becky Haight
Investor Relations
Pathnet
(877) 227-5600
INVESTOR@PATHNET.NET

Patti Kelly
Media Relations
Pathnet
(703) 390-2868
PKELLY@PATHNET.NET


                 PATHNET CLOSES STRATEGIC INVESTMENT TRANSACTION

Washington, D.C. (April 6,2000) -- Pathnet, Inc., and its new parent company, Pathnet Telecommunications, Inc., today announced closure of its strategic investment transaction with Colonial Pipeline Company, The Burlington Northern and Santa Fe Railway Company and CSX Transportation, Inc. Pathnet Telecommunications, henceforth "Pathnet", received the right to develop over 12,000 miles of these investors' rights-of-way holdings. In addition to providing a portion of the rights-of-way access, Colonial Pipeline also made a first tranche cash investment of $43 million in Pathnet with a second tranche of $25 million expected upon the completion of Pathnet's Chicago to Denver fiber build. The new investors received an approximate one-third equity stake in Pathnet as well as proportionate representation on the Pathnet Board of Directors.

"We are thrilled to close this transaction and welcome industry leaders like Colonial Pipeline, BNSF and CSX into our company," said Dick Jalkut, Pathnet president and chief executive officer. "The right to select from our new partners' extensive rights-of-way facilitates our strategy of reaching second- and third- tier markets by bridging the "Digital Divide" through our VPOP Plus service. This cutting-edge service combines local access with transport service enabling competitive telephony service in these areas."

Pathnet is a "next generation" carriers' carrier providing high capacity, digital transport and competitive local access services to under-served and second- and third-tier U.S. cities. It provides service to inter-exchange carriers, local exchange carriers, Internet service providers, Regional Bell Operating Companies, cellular operators and resellers. Pathnet currently has 6,800 route miles of completed network and 700 route miles of network under construction. Additional information about Pathnet can be found on the company's web site at: WWW.PATHNET.NET.

THE STATEMENTS MADE BY PATHNET AND PATHNET TELECOM IN THIS PRESS RELEASE MAY BE FORWARD-LOOKING IN NATURE. NO ASSURANCE CAN BE GIVEN THAT FUTURE RESULTS WILL BE ACHIEVED; ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS. PATHNET AND PATHNET TELECOM BELIEVE THAT THEIR
PRIMARY RISK FACTORS INCLUDE, BUT ARE NOT LIMITED TO: SIGNING ADDITIONAL AGREEMENTS WITH PRIVATE NETWORK OPERATORS AND OTHERS; OFFERING SERVICES TO TELECOMMUNICATION SERVICE PROVIDERS; ENTERING INTO PARTNERING ARRANGEMENTS; BUILDING A DIGITAL NETWORK; MEETING MARKET DEMAND AND CUSTOMER SERVICE EXPECTATIONS; AND OBTAINING ADDITIONAL FINANCING. ADDITIONAL INFORMATION CONCERNING THESE AND OTHER POTENTIAL IMPORTANT FACTORS CAN BE FOUND WITHIN PATHNET TELECOM'S AND PATHNET'S PERIODIC REPORTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE FEDERAL SECURITIES LAWS. STATEMENTS IN THIS RELEASE SHOULD BE EVALUATED IN LIGHT OF THESE IMPORTANT FACTORS.